UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 06, 2024

GLOBAL SELF STORAGE, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-12681	13-3926714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3814 Route 44
Millbrook, New York		12545
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 785-0900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SELF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreements.

Loan Agreement and Guarantee

Effective as of July 6, 2024, certain wholly owned subsidiaries (the “Subsidiaries”) of Global Self Storage, Inc. (the “Company”) entered into a second amendment to the revolving credit loan agreement (the “Loan Agreement”) between the Subsidiaries and The Huntington National Bank, successor by merger to TCF National Bank (the “Lender”). Under the Loan Agreement, the Subsidiaries are borrowing from the Lender in the principal amount of up to $15 million pursuant to a second amended and restated promissory note (the “Promissory Note”). The Promissory Note bears an interest rate equal to 3.00% over the Secured Overnight Financing Rate and is due to mature on July 6, 2027. The obligations under the Loan Agreement are secured by certain real estate assets owned by the Subsidiaries.

The Company entered into a second amended and restated guaranty of payment effective as of July 6, 2024 (the “Guaranty,” and together with the Loan Agreement, the Promissory Note and related instruments, the “Loan Documents”) to guarantee the payment to Lender of certain obligations of the Subsidiaries under the Loan Agreement.

The Loan Documents require the Subsidiaries and the Company to comply with certain covenants, including, among others, customary financial covenants. The Lender may accelerate amounts outstanding under the Loan Documents upon the occurrence of an Event of Default (as defined in the Loan Agreement) including, but not limited to, the failure to pay amounts due to the Lender or commencement of bankruptcy proceedings.

The Company and the Subsidiaries are paying customary fees and expenses in connection with their entry into the Loan Documents.

There is no material relationship between the Company, the Subsidiaries or their affiliates (other than the Subsidiaries) and the Lender, other than in respect of the Loan Documents and a separate revolving credit agreement entered into by a group of entities that may be deemed Company affiliates with The Huntington National Bank prior to its merger with TCF National Bank.

The foregoing description is qualified in its entirety by the full terms and conditions of the Guaranty and the Second Amendment to the Loan Documents, filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

In connection with the execution of the Loan Documents, the Company issued a press release, which is attached as Exhibit 99.1 hereto. The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

The Company believes that certain statements in the information attached as Exhibit 99.1 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from those expressed or implied. Information concerning factors that could cause actual results to differ materially from those in forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits. The following exhibits are being furnished herewith to this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Second Amended and Restated Guaranty of Payment, effective as of July 6, 2024, by Global Self Storage, Inc. in favor of The Huntington National Bank, successor by merger to TCF National Bank
10.2

Second Amendment to the Loan Documents, effective as of July 6, 2024, between certain subsidiaries of Global Self Storage, Inc. and The Huntington National Bank, successor by merger to TCF National Bank

99.1	Global Self Storage, Inc. Press Release, dated July 11, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL SELF STORAGE, INC.

Date:	July 11, 2024	By:	/s/ Mark C. Winmill
Name: Mark C. Winmill Title: President